                                                              Exhibit 99.(d)(14)

                                 AMENDMENT THREE
                            TO SUBADVISORY AGREEMENT

Schedule A of the Subadvisory Agreement between RiverSource Investments, LLC ("RiverSource Investments") and Turner Investment Partners, Inc. ("Subadviser") dated April 7, 2003, is amended to read as follows:

     Compensation pursuant to Paragraph 4 of the Subadvisory Agreement shall be calculated in accordance with the following schedule, with respect to assets that are subject to the Subadviser's investment discretion in the following funds:

     For RiverSource Partners Small Cap Growth Fund, a series of RiverSource Strategy Series, Inc. (agreement between the Fund and RiverSource Investments dated April 10, 2008).

Average Daily Net Assets*    Rate
-------------------------   -----
First $50 million           60 bp
Next $150 million           55 bp
Thereafter                  50 bp

     For RiverSource Partners Aggressive Growth Fund, a series of RiverSource Managers Series, Inc. (agreement between the Fund and RiverSource Investments dated April 10, 2008).

Average Daily Net Assets*    Rate
-------------------------   -----
First $100 million          55 bp
Next $100 million           45 bp
Next $200 million           40 bp
Thereafter                  38 bp

     For RiverSource Partners Variable Portfolio-Small Cap Value Fund, a series of RiverSource Variable Series Trust (agreement between the Fund and RiverSource Investments dated April 10, 2008), effective June 6, 2008.

Average Daily Net Assets*    Rate
-------------------------   -----
First $50 million           50 bp
Next $50 million            45 bp
Over $100 million           40 bp

----------
* Applies to average daily net assets that are subject to the Subadviser's investment discretion.


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

In witness whereof, the parties have caused this Amendment to be executed by their officers designated below as of this 10th day of April, 2008.

RIVERSOURCE INVESTMENTS, LLC            TURNER INVESTMENT PARTNERS, INC.


By: /s/ Patrick T. Bannigan             By: /s/ Brian F. McNally
    ---------------------------------       ------------------------------------
    Signature                               Signature
Name: Patrick T. Bannigan               Name: Brian F. McNally
      Printed                                 Printed
Title: Senior Vice President-           Title: General Counsel and CCO
       Asset Management,                       Printed
       Products and Marketing
       Printed


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